                                                                      Exhibit 23


                        Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of TFC Enterprises, Inc. and in the related Prospectuses of our report dated March 9, 2001, except for the last paragraph of Note 1, as to which the date is April 2, 2001, with respect to the consolidated financial statements and schedule of TFC Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000:

Registration Statement Number                                        Description
- -----------------------------                                        -----------
Form S-8 No. 33-78376                        pertaining to the 1993 Employee Stock Purchase Plan

Form S-8 No. 33-98680                        pertaining to the 1995 Long Term Incentive Plan

Form S-3 No. 333-50531                       registration of 1,135,280 shares of common stock for
                                             issuance of warrants



                                             Ernst & Young LLP


Richmond, Virginia
April 2, 2001